As filed with the Securities and Exchange Commission
                                on June 21, 1996

                                                     Registration No.
       -----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                         FARMSTEAD TELEPHONE GROUP, INC.
                 (Exact name of issuer as specified in charter)

   Delaware                                                        06-1205743
   --------                                                        ----------
(State or other juris-                                         (I.R.S. Employer
diction of incorporation                                        Identification
or organization)                                                No.)

                       ----------------------------------

                                81 Church Street
                        East Hartford, Connecticut 06108
                                 (860) 282-0010
          (Address of principal executive offices, including zip code)

                             1992 Stock Option Plan
                            (Full Title of the Plan)

                       ----------------------------------

                                ROBERT G. LAVIGNE
                         Farmstead Telephone Group, Inc.
                                81 Church Street
                        East Hartford, Connecticut 06108
                                 (860) 282-0010
            (Name, Address and telephone number of Agent for Service)

                       ----------------------------------

                                    Copy to:

                              IRVING ROTHSTEIN, ESQ
                          Heller, Horowitz & Feit, P.C.
                               292 Madison Avenue
                            New York, New York 10017

                       ----------------------------------

          Approximate date of commencement of proposed sale to public:

                 As soon as practicable after the effective date
                          of the registration statement




         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/


- -----------------------------------------------------------------------------------------------------------------------------------

                                               CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------

Title of Securities                       Amount to be            Proposed                Proposed              Amount of
to be Registered                          Registered              Maximum                 Maximum               Registra-
- -------------------                       ------------            offering                Aggregate             tion Fee
                                                                  Price per               Price (3)             ---------
                                                                  Share (2)               ----------
                                                                  ---------

Common Stock, $0.001 par value           3,500,000                 $0.50                  $1,750,000             $603.40
Common Stock, $0.001 par value             748,500                   .42                     314,370               (4)
Common Stock, $0.001 par value             600,000                   .52                     312,200               (4)
Common Stock, $0.001 par value             250,000                   .462                    115,500               (4)
Common Stock, $0.001                       100,000                   .34                      34,000               (4)
par value
Common Stock, $0.001 par value             100,000                   .33                      33,000               (4)
TOTALS                                   5,298,500                                        $2,559,070             $603.40

- ------------------------------------------------------------------------------------------------------------------------------------


- ----------------------------

(1) Represents (i) 3,500,000 shares issued and issuable pursuant to exercise of stock options granted under the 1992 Stock Option Plan (the "Plan"); and (ii) the resale of up to 1,798,500 shares of Common Stock issuable upon the exercise of stock options granted under the Plan to persons who may be deemed affiliates of the company.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Proposed maximum offering price per share is estimated based upon the closing sale price of the Company's Common Stock on June 18, 1996.

(4) No fee is payable pursuant to Rule 457(h)(3).

         IN ADDITION TO THE PROSPECTUS REQUIRED TO BE INCLUDED IN THIS REGISTRATION STATEMENT ON FORM S-8, AN ADDITIONAL PROSPECTUS PREPARED IN
ACCORDANCE WITH THE REQUIREMENTS OF FORM S-3 IS FILED HEREWITH PURSUANT TO GENERAL INSTRUCTION C TO FORM S-8.








Prospectus
- ----------

                                1,798,500 Shares
                         FARMSTEAD TELEPHONE GROUP, INC.
                                  Common Stock

                        ---------------------------------

         This Prospectus relates to an aggregate of 1,798,500 shares of the Common Stock, par value $.001 per share (the "Common Stock"), of Farmstead Telephone Group, Inc. (the "Company") which, following the date hereof, may be issued, to the selling shareholders identified herein under "Selling Shareholders," upon the exercise of stock options granted to them pursuant to the Company's 1992 Stock Option Plan (the "Plan"). The Company will not receive any part of the proceeds from the sale of any of these shares by the Selling Shareholders. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

         On June 18, 1996, the closing sale price of the Company's Common Stock, as reported on the NASDAQ System, was $.50.

         The Selling Shareholders may be deemed to be "affiliates" of the Company, as that term is defined under the Securities Act of 1933, as amended (the "Act"). In connection with this offering, each of the Selling Shareholders may be deemed to be an "underwriter" of the Company's Common Stock offered hereby, as that term is defined under the Act. The Selling Shareholders intend to sell the shares offered hereby from time to time for their own respective accounts in the open market at the prices prevailing therein or in individually negotiated transactions at such prices as may be agreed upon. Each Selling Shareholder will bear all expenses with respect to the offering of shares by him except the costs associated with registering his shares under the Act and preparing and printing this Prospectus.

                        ---------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ---------------------------------

                  The date of this Prospectus is June 20, 1996.





                                TABLE OF CONTENTS


                                                         Page No.
                                                         --------
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . .   3


THE COMPANY . . . . . . . . . . . . . . . . . . . . . . .   3


RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . .   3


SELLING SHAREHOLDERS. . . . . . . . . . . . . . . . . . .  10


PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . .  11


EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . .  11


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . .  11



         No person has been authorized by the Company to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This Prospectus does not constitute an offer of any interest in the Shares of the Company in any state or other jurisdiction where such offer would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create an implication that the information herein is correct as of any time subsequent to its date.


                                       2


                              AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of its Regional Offices located at: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.


                                   THE COMPANY

         Farmstead Telephone Group, Inc. was incorporated in Delaware on October 8, 1986 (the "Company"). The Company's predecessor, The Farmstead Group, Inc., was in business from 1984 to 1987. The Company is principally engaged in the resale of used AT&T business telephone parts and systems, and in the manufacture and distribution of voice processing systems. The Company additionally provides AT&T telephone equipment repair, refurbishing, rental and inventory management and other value-added services. The Company's corporate office is located at 81 Church Street, East Hartford, Connecticut 06108 at which its telephone number is
(860) 282-0010.


                                  RISK FACTORS

         THE SECURITIES BEING OFFERED HEREBY REPRESENT A SPECULATIVE INVESTMENT AND A HIGH DEGREE OF RISK. THEREFORE, PROSPECTIVE INVESTORS SHOULD THOROUGHLY CONSIDER ALL OF THE RISK FACTORS DISCUSSED BELOW AND SHOULD UNDERSTAND THAT THEY COULD LOSE ALL OR PART OF THEIR INVESTMENT. NO PERSON SHOULD CONSIDER INVESTING WHO CANNOT AFFORD TO LOSE A SUBSTANTIAL PART OR ALL OF HIS INVESTMENT OR WHO IS IN ANY WAY DEPENDENT UPON THE FUNDS THAT HE IS INVESTING.

         HISTORY OF LOSSES AND LOW EARNINGS; ACCUMULATED DEFICIT. The Company sustained a loss of $299,000 during 1991, earned $180,000 during 1992, lost $1,166,000 during 1993, earned $172,000 during 1994 and lost $553,000 during
1995. At December 31, 1995, the Company had an accumulated deficit of $5,446,000. There can be no assurance that the Company's future activities will be successful or profitable.

                                       3

         COMPANY STILL DEVELOPING ITS VOICE PROCESSING PRODUCTS AND INTERNATIONAL EXPANSION. Potential investors should be aware of the risks, problems, delays, expenses and difficulties encountered by an enterprise in an early stage of development such as the Company with regard to its voice processing business and international expansion, especially in view of the intense competition that the Company has, and will assuredly continue to, encounter. Such matters include the complications inherent in consistent and timely trans-Pacific shipping, currency exchange fluctuations, political policies, cultural biases and retention of qualified personnel.

         EXPECTED RELIANCE ON STRATEGIC PARTNERS FOR INTERNATIONAL EXPANSION. One element of the Company's strategy is to form alliances with strategic partners to assist the Company in identifying, developing and exploiting opportunities in international markets. The Company has only recently entered into alliances with some strategic partners and it is premature to determine whether such alliances will be successful. There can be no assurance that the Company will be able to locate additional strategic partners or that such strategy ultimately will be successful. The Company's success will also depend, in part, upon its ability to provide its international customers, either directly or through others, technical support and customer service for its products. The Company does not presently have the personnel to provide such services and initially intends to rely on its strategic partners to provide such services. There can be no assurance that such services can be negotiated on acceptable terms, if at all. Failure to provide such technical support and customer services could have a material adverse effect on the Company's ability to expand into international markets.

         CONTINUING NEED FOR AT&T'S SUPPORT OF THE SECONDARY MARKET. Since 1985, AT&T has provided support to the secondary market by continuing to offer installation, maintenance, repair, reconditioning and certification services for its products purchased by end-users through equipment resellers (such as the Company). AT&T also generally provides a one year warranty for products purchased from AT&T for resale, provided it performs the installation. Should AT&T decide no longer to provide such support to the secondary market, the business of the Company could be materially adversely affected.

         UNCERTAINTY CAUSED BY RESTRUCTURING OF AT&T. In September 1995, AT&T initiated a restructuring of its businesses by splitting its operations into three separate companies. While the Company's contract with AT&T was assigned to one of these new companies, Lucent Technologies, Inc., and the business relationship has not been affected, no assurance can be given that AT&T's restructuring will not cause a disturbance in the Company's relationship going forward.

                                        4


         COMPANY MAY BE SUBJECT TO SIGNIFICANT COMPETITION. The market for used telephone parts and systems and for voice processing products is highly competitive. Many of the companies which now offer or may be expected to offer products with which the Company will compete are more established, benefit from greater market recognition and have significantly greater financial, technological, manufacturing and marketing resources than the Company. The Company's telephone equipment competitors include AT&T, other secondary market AT&T resellers and other telephone equipment manufacturers. The Company's voice processing systems competitors also include major telecommunications equipment manufacturers and telephone companies as well as independent call processing equipment manufacturers. As the industry evolves to further integrate telephones with PCs, the Company anticipates that it will encounter a broader variety of competitors, including new entrants from related computer and communication industries. There can be no assurance that the Company will be able to develop more technologically advanced products or that even if it is able to develop, or acquire rights to incorporate into its products, the next generation of technology, that such products will perform as well as competitor's products or that such products will be accepted by the market or that the Company will see any financial benefit therefrom.

         DEPENDENCE ON SUPPLIERS. The Company's voice processing products incorporate certain component parts and subassemblies produced or assembled by third parties. The Company's reliance on third parties to manufacture and subassemble certain components involves significant risks, including reduced control over delivery schedules, the inability to ship its product under "just-in-time" arrangements and quality assurance, which may have a material adverse effect on the Company's business. As a result, the Company may be required to devote significant amounts of capital to inventory, and may be dependent on timely supply of purchased inventory. Failure to obtain an adequate supply of components on a timely basis could have a material adverse effect on the Company.

         TECHNOLOGICAL CHANGES. The technology underlying the telecommunications industry generally and voice processing products in particular is subject to extremely rapid change, including potential introduction of new products and technologies which may have a materially adverse impact on the Company's products. The Company will need to maintain an on-going research, development and engineering program and its success, if any, will depend in part on its ability to respond quickly to technological advances by developing and introducing new products or features. Alternatively, the Company can attempt to purchase new technologies as they become available. There can be no assurance that the Company will be able to foresee and respond to such advances in a timely manner, if at all. In addition, there can be no assurance that the development of technologies and products by competitors

                                       5


will not render the Company's products non-competitive or obsolete.

         UNCERTAINTY OF PROTECTION OF PATENTS AND PROPRIETARY RIGHTS. The Company's success may depend in part on its ability to obtain patents, maintain trade secrets and operate without infringing on the proprietary rights of others, both in the U.S. and in other countries. The patent positions of software companies can be highly uncertain and involve complex legal and factual questions, and therefore the breadth and enforceability of claims allowed in software patents cannot be predicted. There can be no assurance that any issued or pending patents will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company.

         The commercial success of the Company also will depend, in part, on the Company not infringing patents issued to others and not breaching the technology licenses upon which any Company products are based. It is uncertain whether any third-party patents will require the Company to alter its products or processes, obtain licenses or cease certain activities. In addition, if patents are issued to others which contain dominating claims, and such claims are ultimately determined to be valid, the Company may be required to obtain licenses to these patents or to develop or obtain alternative technology. If any licenses are required, there can be no assurance that the Company will be able to obtain any such licenses on commercially favorable terms, if at all. The Company's breach of an existing license or failure to obtain a license to any technology that it may require to commercialize its products may have a material adverse impact on the Company. Litigation, which could result in substantial costs to the Company, may also be necessary to enforce any patents licensed or issued to the Company or to determine the scope and validity of third-party proprietary rights. If competitors of the Company prepare and file patent applications in the U.S. that claim technology also claimed by the Company, the Company may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial costs to the Company, even if the eventual outcome is favorable to the Company. An adverse outcome could subject the Company to significant liabilities to third parties, require disputed rights to be licensed from third parties or require the Company to cease using such technology.

         The Company also relies on secrecy to protect its technology, especially where patent protection is not believed to be appropriate or obtainable. There can be no assurance that the Company's trade secrets will not become known or be independently discovered by competitors.

                                       6

         POSSIBLE ISSUANCE OF SUBSTANTIAL AMOUNTS OF ADDITIONAL SHARES WITHOUT STOCKHOLDER APPROVAL. The Company currently contemplates offering 1,000,000 Units consisting of one share of Common Stock and two Common Stock Purchase
Warrants (the "Secondary Offering"). In addition, the Company obtained stockholder approval to enact a reverse split of its outstanding securities (the "Reverse Split").

         After the Secondary Offering, the Company will have an aggregate of approximately 1,372,545 shares of Common Stock authorized but unissued and not reserved for specific purposes (26,462,255 after adjusting for the Reverse Split) and an additional 7,388,779 shares of Common Stock (1,413,878 after adjusting for the Reverse Split) unissued but reserved for future issuance. All of such shares may be issued without any action or approval by the Company's stockholders. Although there are no other present plans, agreements, commitments or undertakings with respect to the issuance of additional shares of Common Stock, or securities convertible into any such shares by the Company, any shares issued would further dilute the percentage ownership of the Company held by the public stockholders.

         RELIANCE UPON MANAGEMENT. The Company is and will be substantially dependent, for the foreseeable future, upon its Chairman of the Board, President and Chief Executive Officer, George J. Taylor, Jr., who currently devotes his full time and efforts to the management of the Company. If the Company were to lose the services of Mr. Taylor for any significant period of time, its business may be materially adversely affected. While the Company owns key man life insurance in face amount of $500,000 on the life of Mr. Taylor, there can be no assurance that the insurance proceeds would adequately compensate the Company for the loss of Mr. Taylor.

         VOTING CONTROL; POTENTIAL ANTI-TAKEOVER EFFECT. As of April 30, 1996, Mr. Taylor beneficially owned approximately 12.5% of the outstanding stock of the Company (8.5% assuming completion of the Secondary Offering), and all directors and officers as a group beneficially own approximately 15.9% of the outstanding stock (11% assuming completion of the Secondary Offering) taking into account currently exercisable stock options held by them. Mr. Taylor, as the Company's largest stockholder, may still continue to be able to elect all of its Directors and to control the Company's business and affairs. In addition, the Company is subject to provisions of the General Corporation Law of the State of Delaware respecting business combinations which could, under certain circumstances, also hinder or delay a change in control.

         UNSPECIFIED ACQUISITIONS. The Company may engage in acquisitions of other companies and businesses and may use its stock as consideration therefor. This may result in a dilution of the percentage of the equity to be owned by the investors in this

                                       7


Offering. In addition, such acquisitions may involve speculative and risky undertakings by the Company. Under Delaware law, acquisitions do not require stockholder approval; however, certain acquisitions accomplished by merger or consolidation do require stockholder approval. The Company does not, in general, intend to submit acquisitions to stockholder vote except where required by Delaware Law. The Company does not currently have any plans, arrangements or understandings regarding future material business acquisitions.

         DILUTION. Certain stockholders of the Company acquired their interests in the Company at an average cost per share which is significantly lower than that which purchasers of the Common Stock offered hereby will pay for their stockholdings. Accordingly, purchasers of the Common Stock in this Offering will experience immediate and substantial dilution in net tangible book value of the shares of Common Stock purchased hereby.

         NO PAYMENT OF DIVIDENDS ON COMMON STOCK. The Company has not paid any dividends on its Common Stock. For the foreseeable future, the Company anticipates that all earnings, if any, that may be generated from the Company's operations will be used to make payments to finance the growth of the Company and that cash dividends will not be paid to holders of the Common Stock. In addition, as a condition of doing business, the maker of the Company's revolving line of credit has the right of prior approval of the declaration of any dividends.

         LIMITED MARKET FOR SECURITIES. The Company's securities currently trade on the NASDAQ market and trading volume generally is not at a high level. As a result, there is a limited market in the Company's securities, and there can be no assurance that a more active market will develop. Accordingly, any investments in the Company's securities may be highly illiquid.

         POSSIBLE DEPRESSIVE EFFECT OF RULE 144 SALES AND SALES OF COMMON STOCK ISSUABLE UPON EXERCISE OF OPTIONS AND/OR WARRANTS. As of April 30, 1996, 1,781,811 unregistered shares of the Company's Common Stock (178,181 after adjusting for the Reverse Split) are held by George J. Taylor, Jr. the Company's Chairman, President and Chief Executive Officer. Under Rule 144 of the Securities Act of 1933, all of such shares can currently be publicly sold or otherwise transferred, subject to volume restriction. In addition, approximately 6,638,779 shares of Common Stock are issuable by the Company pursuant to currently outstanding options and/or warrants and shares reserved for issuance pursuant to the Company's stock option plans (663,878 after adjusting for the Reverse Split). Any such issuances could have a depressive effect on the market price for the Common Stock.

                                       8

         MAINTENANCE REQUIREMENTS FOR NASDAQ SECURITIES. It is anticipated that the Units and the Warrants will be approved for inclusion in NASDAQ. An issuer seeking continued inclusion of its securities in NASDAQ is required to meet certain criteria including (i) total assets of at least $2,000,000; (ii) capital and surplus of at least $1,000,000; and (iii) a minimum bid price of $1.00 per share unless the market value of its public float is at least $1,000,000 and it has at least $2,000,000 in capital and surplus. Upon completion of this offering, the Company anticipates that it will satisfy the criteria for continued inclusion of its securities in NASDAQ. However, there can be no assurance that the Company will continue to satisfy such criteria and for how long. If the Company became unable to meet the continued quotation criteria of NASDAQ and was suspended therefrom, the Company's securities could be subject to a rule that imposes additional sales practice requirements on certain broker/dealers who sell such securities to persons other than established customers and accredited investors. Consequently, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

         REQUIRED  DISCLOSURE  CONCERNING  TRADING OF PENNY STOCKS OR LOW-PRICED
SECURITIES. The Securities and Exchange Commission ("SEC") has adopted regulations that define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Effective July 15, 1992, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. Commencing January 1, 1993, the broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         While many NASDAQ-listed securities would be covered by the definition of penny stock, transactions in a NASDAQ-listed security would be exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor, and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ security directly with a NASDAQ market-maker for such securities would be subject only to the sole market-maker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative. Finally, all NASDAQ securities would be exempt if NASDAQ raised its requirements for continued listing so that any issuer with less

                                       9


than $2,000,000 in net tangible assets or stockholders' equity would be subject to delisting. These criteria are more stringent than the current NASDAQ maintenance requirements. Consequently, these rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers to sell the Company's securities in the secondary market.


                              SELLING SHAREHOLDERS

         An aggregate of 1,798,500 shares of the Company's Common Stock is being offered pursuant to this Prospectus by the persons whose names appear below (the "Selling Shareholders"). These shares will be issued to the Selling Shareholders pursuant to the exercise of stock options. The shares may be offered by the Selling Shareholders from time to time at prevailing market prices. The following table sets forth with respect to each Selling Shareholder: (i) the nature of any position, office or other material relationship he has had within the past three years with the Company; (ii) the number of shares of Common Stock beneficially owned by him prior to the offering, including shares of Common Stock underlying warrants and stock options, whether or not exercisable; (iii) the amount to be offered for his account; and (iv) the amount and percentage of the outstanding Common Stock to be owned by him after the offering if he sells all shares offered, and all other factors remain constant.




                                 Shares
                                 Owned                            Shares Owned After
Name and                         Before           Shares              Offering
Relationship                     Offering         Offered         Amount        %(1)
- ------------                     --------         -------         ------        ----
George J. Taylor, Jr. (2)       3,188,011          850,000     2,338,011       10.58
Robert G. LaVigne (3)             505,000          275,000       230,000        1.06
Harold L Hansen (4)                65,000           60,000         5,000        *
Hugh M. Taylor (4)                102,370           63,500        38,870        *
Joseph J. Kelley (4)               10,000           10,000             0        *
Alexander E. Capo (5)              62,800           50,000        12,800        *
Joseph A. Novak, Jr. (6)          234,500          170,000        64,500        *
Neil R. Sullivan (7)              100,000          100,000             0        *
John G. Antonich (8)              349,000          220,000       129,000        *


- -------------------------
* represents less than 1%

                                       10


                  (1) The percentages are based upon 21,238,676 shares of Common Stock issued and outstanding as of May 5, 1996, plus the amount offered by each person and any other currently exercisable warrants or options beneficially owned by each person.

                  (2)  Chairman,   President,  Chief  Executive  Officer  and  a
Director of the Company's 50% owned affiliate, Beijing Antai Communication Equipment Company, Ltd. ("ATC")

                  (3) Vice President- Finance & Administration, Chief Financial Officer, Secretary, Treasurer, Director and a Director of ATC.

                  (4)  Director

                  (5)  Vice President- marketing and Sales.

                  (6) Vice President- Operations, and Vice General Manager and a Director of ATC.

                  (7)  General  Manager  and  Assistant   Secretary.   Corporate
Controller from October 1994 until May 1996.

                  (8) General Manager, Cobotyx Division. Director of Sales from July 1993 until February 1996.


                              PLAN OF DISTRIBUTION

         The Selling Shareholders intend to sell the shares offered hereby from time to time for their own respective accounts in the open market at the prices prevailing therein or in individually negotiated transactions at such prices as may be agreed upon. Each Selling Shareholder will bear all expenses with respect to the offering of shares by him except the costs associated with registering his shares under the Act and preparing and printing this Prospectus.


                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB of Farmstead Telephone Group, Inc. for the year ended December 31, 1995 have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report with respect thereto, and have been so included herein in reliance upon the report of such firm given on their authority as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company with the Commission are incorporated herein by reference:

                                       11


         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

         (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, dated May 29, 1987, filed pursuant to
Section 12 of the Exchange Act, as amended by Form 8 dated October 1, 1992.

         In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of each such report or document.

         The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated herein by reference. Requests should be addressed to: Robert G. LaVigne, Vice President-Finance and Administration, Farmstead Telephone Group, Inc., 81 Church Street, East Hartford, Connecticut 06108 (860) 282-0010.


                                       12


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation Of Certain Documents By Reference


         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act.

         (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996, filed pursuant to Section 13 of the Exchange Act.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, dated May 29, 1987, filed pursuant to
Section 12 of the Exchange Act, as amended by Form 8 dated October 1, 1992.

         In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of each such report or document.


Item 4.  Description of Securities

         Inapplicable.


Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal,


                                      II-1


administrative or investigative, to which such person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article 9 of the Company's Certificate of Incorporation contains provisions relating to the indemnification of directors and officers, to the full extent permitted by Delaware law.

         The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person.

Item 7.  Exemption from Registration Claimed

         The securities to be reoffered and resold pursuant to this Registration Statement were or will be issued upon exercise of stock options in transactions that were exempt from registration pursuant to Section 4(2) of the Securities Act. The selling shareholders are officers and/or directors of the Company with access to all material information concerning the Company.

Item 8.  Exhibits

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

         4.1 1992 Stock Option Plan (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

         5.  Opinion of Counsel.

         24.1 Consent of Counsel (included in the Opinion of Counsel filed as part of Exhibit No. 5).

         24.2     Consent of Deloitte & Touche LLP.

Item 9.  Undertakings

        The undersigned small business issuer hereby undertakes to:

         (1) File, during any period in which it offers or sells  securities,  a
post-effective   amendment  to  this  Registration   Statement  to  include  any
additional or changed material information.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                      II-2



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Hartford and State of Connecticut on the 13th day of June, 1996.

                         FARMSTEAD TELEPHONE GROUP, INC.


                                        By:/s/ GEORGE J. TAYLOR, JR.
                                           -------------------------
                                           George J. Taylor, Jr.
                                           Chairman of the Board
                                           Chief Executive Officer and President


Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated:


      Signature                    Title                   Date
      ---------                    -----                   ----

/s/ GEORGE J. TAYLOR, JR.   Chairman of the Board         6/13/96
- -------------------------   Chief Executive Officer
    George J. Taylor, Jr.   and President (Principal
                            Executive Officer)



/s/ ROBERT G. LAVIGNE       Vice-President-Finance,       6/13/96
- ---------------------       Secretary, Treasurer and
    Robert G. LaVigne       Director (Principal
                            Financial and Accounting
                            Officer)



/s/ HAROLD L. HANSEN        Director                      6/13/96
- --------------------
    Harold L. Hansen



/s/ HUGH M. TAYLOR          Director                      6/13/96
- ------------------
    Hugh M. Taylor



/s/ JOSEPH J. KELLEY        Director                      6/13/96
- --------------------
Joseph J. Kelley

                                      II-3